UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549



                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



        Date of Report (Date of Earliest Event Reported): March 13, 1998



                         CONSUMERS FINANCIAL CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                                  PENNSYLVANIA
                 (State or Other Jurisdiction of Incorporation)

               0-2616                                    23-1666392
      (Commission File No.)                           (I.R.S. Employer
                                                      Identification No.)



1200 Camp Hill By-Pass, Camp Hill, Pennsylvania             17011-3774
(Address of Principal Executive Offices)                    (Zip Code)


                                  717-761-4230
              (Registrant s Telephone Number, Including Area Code)

                             FORM 8-K CURRENT REPORT

ITEM 5.  OTHER EVENTS

      On February 27, 1998, the Company received notice from NASDAQ that the Company s 8 1/2% Convertible Preferred stock (CFINP) was not in compliance with the new public float requirement under Maintenance Standard 1 pursuant to NASD Marketplace Rule 4450(a)(3) which became effective on February 23, 1998 and that the Company s Preferred stock is scheduled to be delisted from the NASDAQ National Market effective at the close of business on March 16, 1998. Under Maintenance Standard 1, a minimum public float of 750,000 shares is required and the Company currently has 514,000 preferred shares issued and outstanding and, therefore, will not meet the new standards established by the NASD.

      In addition, on February 27, 1998, the Company received notice from NASDAQ that the Company s common stock (CFIN) was not in compliance with the new market value of public float requirement, and as such the Company s common stock would be delisted from the NASDAQ National Market if the Company does not make arrangements to come into compliance on or before May 28, 1998. The Company also received notice from NASDAQ that the Company s common stock was not in compliance with the minimum bid price and net tangible assets requirements and that in order to regain compliance under Maintenance Standard 1, the Company needed to take action within ninety (90) days or be subject to delisting by NASDAQ.

      Since the Company has scheduled a Special Meeting of Shareholders for March 24, 1998 in order for the shareholders of the Company to, among other items, approve a proposed plan of liquidation and dissolution (the Plan ), the Company presently does not intend to appeal the delisting decision for either the preferred or common stock, take any steps to come into compliance with the NASD Marketplace Rules, or attempt to seek inclusion on the NASDAQ Small Cap Market. Upon approval of the Plan by the shareholders of the Company, the Board of Directors is expected to proceed with the liquidation of the Company in accordance with the terms of the Plan.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          CONSUMERS FINANCIAL CORPORATION
                                                    Registrant



Date   March 13, 1998                     By  /S/ James C. Robertson
                                          James C. Robertson, President
                                          and Chief Executive Officer


Date   March 13, 1998                     By  /S/ R. Fredric Zullinger
                                          R. Fredric Zullinger
                                          Senior Vice President,
                                          Chief Financial Officer
                                          and Treasurer